UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2014

MILLS MUSIC TRUST

(Exact name of registrant as specified in its charter)

New York	000-02123	13-6183792
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

C/O HSBC Bank USA, N/A Corporate Trust Issuer Services 452 Fifth Avenue, New York, New York 10018-2706		10018-2076
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 525-1349

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Mills Music Trust (the “Trust”) received $174,532 (or $0.6285 per Trust Unit) from EMI Mills Music, Inc. (“EMI”) for the fourth quarter of 2013 (the “Q4 Distribution Payment”) as compared to $148,922 (or $0.5362 per Trust Unit) for the fourth quarter of 2012.

In addition, pursuant to a settlement agreed to by the Trust and EMI in February 2014, EMI made payment to the Trust in the amount of $625,000 in March 2014 (the “Settlement Payment”). For further information regarding the settlement, please refer to the Trust’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 6, 2014.

The total amount received by the Trust for the Q4 Distribution Payment and the Settlement Payment, less amounts paid by the Trust for administrative Trust expenses for services render to the Trust amounted to $636,276 (or $2.29 per Trust Unit).

On April 2, 2014, the Trust made a distribution of $636,276 (or $2.29 per Trust Unit) to the Trust’s Unit Holders of record at the close of business on April 1, 2014.

A quarterly distribution report, dated April 2, 2014, with additional computation details regarding the Q4 Distribution Period is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Quarterly distribution report, dated April 2, 2014, issued by the Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLS MUSIC TRUST

Date: April 4, 2014	By:	/s/ Nancy Luong
Nancy Luong Trust Officer of the Corporate Trustee HSBC Bank U.S.A, NA